EXHIBIT 10.11


                  This Severance Agreement (this "Agreement") is made as of November 13, 2001, by and between Official Payments Corporation (the "Company") and Mitchell H. Gordon (the "Executive").

                  WHEREAS, the Company desires to continue to employ the Executive to serve as Senior Vice President and General Counsel of the Company, the Executive desires to continue in such position and both parties desire to set forth the terms of benefits to be received by the Executive in the event his employment terminates in certain circumstances as provided for in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Without Cause Termination; Termination for Good Reason. In the event that (x) the Company terminates the Executive's employment with the Company for any reason other than the Executive's death, Disability (as hereinafter defined) or Cause (as hereinafter defined) or (y) the Executive terminates his employment with the Company for Good Reason (as hereinafter defined), the Executive shall be entitled to the following payments and benefits:

                  (a) for the one-year period following the date on which the Executive's employment is terminated (the "Termination Date"), the Company shall pay the Executive his annual base salary then in effect (which base salary, for purposes of this Agreement, shall not be deemed lower than $185,000);

                  (b) for the one-year period following the Termination Date, the Company shall continue the Executive's participation in the employee benefit plans maintained by the Company in which the Executive participated immediately prior to the Termination Date, or, to the extent such participation is not permitted by such plans, the Company shall provide equivalent benefits or cash payments on an individual basis; and

                  (c) all of the Executive's unvested options to purchase the Company's stock shall immediately vest as of the Termination Date and all rights of repurchase of the Company with respect to shares of stock obtained pursuant to the exercise of options under the Company's stock option plans (if any) shall immediately lapse as of the Termination Date, notwithstanding anything to the contrary in any other agreement between the Executive and the Company.

                  2. Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

                  (a) "Cause" shall mean (i) the Executive's personal dishonesty, fraud, misappropriation, willful misconduct or breach of fiduciary duty, in each case materially harmful to the Company's property, personnel or business operations, or materially damaging to the Company's relationships with its customers, clients or employees or materially damaging to the goodwill of the Company; (ii) the Executive's intentional failure to perform the duties of his employment or any continuing action by the Executive materially detrimental to the goodwill of the Company or materially damaging to the Company's relationships with its customers, clients or employees, which non-performance or actions remain unremedied for 30 days after written notice thereof from the Company specifying in detail the non-performance or actions and requesting that they be remedied (it being understood that issues with respect to the quality of the Executive's performance or results thereof shall not be grounds for a determination of Cause under this clause (ii)); (iii) the Executive's pleading guilty or no-contest to, or conviction of, a felony or a crime involving moral turpitude or fraud; (iv) the Executive's misappropriation (or attempted misappropriation) of any of the Company's funds or property or of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (v) conviction of the Executive for any criminal offense involving dishonesty or breach of trust or money laundering, or the Executive's agreement to enter into a pretrial diversion or similar program in connection with a prosecution for such offense; (vi) the Executive's excessive drunkenness, use of illegal drugs or abuse of any controlled substance; or (vii) the Executive's excessive absenteeism not related to the Executive's illness, which absenteeism remains unremedied for 30 days after written notice thereof requesting that it be remedied.

                  (b) "Change in Control" shall mean (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries (if any), taken as a whole, to any person other than to the Company or one of its wholly-owned subsidiaries; (ii) the Company consolidates with or merges into another person (other than a subsidiary of the Company) or any person (other than a subsidiary of the Company) consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding shares of common stock of the Company are changed into or exchanged for cash, securities or other property, other than any such transaction where the holders of the shares of common stock of the Company immediately prior to such transaction own, directly or indirectly, not less than fifty percent (50%) of the voting equity of the surviving or resulting person immediately after such transaction; (iii) the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any person (other than a subsidiary of the Company), becomes the beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50%) or more of the voting equity of the Company; or (iv) a change in the composition of the Company's Board of Directors, as a result of which fewer than a majority of the incumbent directors are directors who either (A) had been directors of the Company on the date hereof or the date 24 months prior to the date of the event that may constitute the Change in Control (the "original directors") or (B) were elected, or nominated for election, to the Company's Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved. Notwithstanding the foregoing, the term "Change in Control" shall not include any transaction or series of transactions with or to (i) any affiliate of the Company, (ii) any entity or successor entity in which the Company holds at least a majority of the total voting power of such entity or successor entity (or retains the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the board of directors or other governing body of such entity or successor entity),
(iii) any entity or successor entity in which no person or entity holds a greater percentage of the total voting power of such entity or successor entity than the Company's percentage voting interest in such entity or successor entity or (iv) any entity formed at the direction of the Company in connection with obtaining financing for the Company or any of its subsidiaries under an arrangement that provides the Company with an option to reacquire its assets or other properties or other similar financing arrangement.

                  (c) "Disability" shall mean the mental or physical impairment or incapacity rendering the Executive substantially unable to perform his duties as chief legal officer of the Company for a period of longer than 120 days out of any 360-day period. A determination of whether the Executive has a Disability shall be made by a duly licensed physician approved by both the Executive and the Company.

                  (d) "Good Reason" shall mean (i) a material diminution of the Executive's authority, duties and responsibilities as the chief legal officer of the Company, (ii) a reduction in or failure to pay timely the Executive's base salary, (iii) the appointment of any person to a superior executive position in the Company's legal department or a change in the Executive's direct reporting status to any officer of the Company other than the Chief Executive Officer (or equivalent), (iv) any relocation of the Executive's regular office at the Company's corporate headquarters to a place 90 miles or more outside New York City, (v) after expiration of the six (6) month period following a Change in Control, or (vi) the time after which at least two of the persons serving as Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company on the date of this Agreement are no longer full-time employees of the Company or actively participating in the operations of the Company in their present positions; provided, however, that each of the reasons set forth in clauses (i) through (vi) of this paragraph shall be identified in a written notice delivered by the Executive to the Company specifying the nature of the reason and the Company shall have been afforded a period of thirty (30) days to respond to such notice and cure the condition set forth in such notice if capable of being cured.

                  3. Miscellaneous.

                  (a) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings between the parties, both oral and written, regarding such subject matter.

                  (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts of laws principles thereof.

                  (c) Representations of the Company. The Company hereby represents and warrants to the Executive that (i) the execution of this Agreement and discharge of its obligations hereunder will not breach or conflict with any other contract, agreement or understanding between the Company and any other party; (ii) the Company has the corporate power and authority to execute and deliver this Agreement and to satisfy its obligations contemplated hereby; (iii) the execution and delivery of this Agreement have been duly and validly authorized by all requisite corporate action on the part of the Company; and (iv) this Agreement has been duly and validly executed and delivered by the Company, and assuming it has been duly executed and delivered by the Executive, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (d) Binding Effects; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither the Executive nor the Company may assign or otherwise transfer this Agreement to any other entity without the prior written consent of the other party.

                  (e) Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party shall be in writing and shall be deemed to have been duly given when (i) delivered in person, (ii) the day following dispatch by a nationally-recognized overnight courier service, or (iii) five days after dispatch by certified or registered first-class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made: If to the Company, addressed to Official Payments Corporation, Three Landmark Square, Stamford, CT 06901, Attention: Chief Executive Officer; and if to the Executive, addressed to him at the most recent residential address provided by him to the Company's Human Resource Department at the time of notice.


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.



                                      OFFICIAL PAYMENTS CORPORATION


                                      By: /s/ Thomas R. Evans
                                         ________________________________
                                         Thomas R. Evans
                                         Chairman and Chief Executive Officer



                                        /s/ Mitchell H. Gordon
                                      ------------------------------------
                                      Mitchell H. Gordon